Exhibit 99.1

303 International Circle	P: 410.427.1700
Suite 200	F: 410.427.8800
Hunt Valley, MD 21030

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ISSUES BUSINESS UPDATE IN CONJUNCTION WITH THE CREDIT SUISSE INAUGURAL HEALTHCARE REIT SUMMIT

HUNT VALLEY, MARYLAND – April 4, 2022 – Omega Healthcare Investors, Inc. (NYSE: OHI) announced today that it has revised the COVID-19 Update slides of its investor presentation in conjunction with the Credit Suisse Inaugural Healthcare REIT Summit.

The presentation can be found at https://www.omegahealthcare.com/investor-relations/news-and-market-data/presentations. The revised COVID-19 Update slides are on pages 9 and 10 of the presentation.

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Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the US, as well as in the UK. More information on Omega is available at www.omegahealthcare.com.

FOR FURTHER INFORMATION, CONTACT

Matthew Gourmand, SVP, Corporate Strategy & Investor Relations, or David Griffin, Director, Corporate Strategy & Investor Relations, at (410) 427-1705